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                                                                      EXHIBIT 11


                          ALEXANDER ENERGY CORPORATION

                    COMPUTATION OF EARNINGS (LOSS) PER SHARE
                 NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1994

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
                                                             For the Three Months Ended
                                                      ------------------------------------------
                                                       March 31,       June 30,    September 30,
                                                      -----------    -----------   -------------
1995
Weighted average common and common
  equivalent shares:
    Common stock outstanding from beginning
      of period . . . . . . . . . . . . . . .          12,271,563     12,273,993     12,279,756
    Common stock issued . . . . . . . . . . .               1,053          3,217         97,881
    Common stock equivalents  . . . . . . . .                ---             ---            ---
                                                      -----------    -----------    -----------

                                                       12,272,616     12,277,210     12,377,637
                                                      ===========    ===========    ===========

Net loss  . . . . . . . . . . . . . . . . . .         $  (441,302)   $  (212,507)   $  (656,213)
                                                      ===========    ===========    ===========

Net loss per common and common
   equivalent share . . . . . . . . . . .             $      (.04)   $      (.02)   $      (.05)
                                                      ===========    ===========    ===========

Weighted average shares (sum of quarters above divided by three)  . . . . . . . . . . . . . .        12,309,154
                                                                                                    ===========

Net loss (sum of quarters above)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        (1,310,022)
                                                                                                    ===========

Net loss per common and common equivalent share . . . . . . . . . . . . . . . . . . . . . . .       $      (.11)
                                                                                                    ===========

1994
Weighted average common and common
   equivalent shares:
  Common stock outstanding from
    beginning of period   . . . . . . . . . .          11,715,504     11,715,504     11,715,504
  Common stock issued . . . . . . . . . . . .                 ---            ---        355,715
  Common stock equivalents  . . . . . . . . .             516,483        454,584            ---
                                                      -----------    -----------    -----------

                                                       12,231,987     12,170,088     12,071,219
                                                      ===========    ===========    ===========

Net income (loss) . . . . . . . . . . . . . .         $   945,560    $   490,440    $(1,945,558)
                                                      ===========    ===========    ===========

Net income (loss) per common and common
   equivalent share . . . . . . . . . . .             $       .08    $       .04    $      (.16)
                                                      ===========    ===========    ===========

Weighted average shares (sum of quarters above divided by three)  . . . . . . . . . . . . . .        12,157,765
                                                                                                    ===========

Net loss (sum of quarters above)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          (509,558)
                                                                                                    ===========

Net loss per common and common equivalent share . . . . . . . . . . . . . . . . . . . . . . .       $      (.04)
                                                                                                    ===========
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